                                                  REGISTRATION NO.  333-45419
                                                                  ------------

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2/A
    Registration Statement Under The Securities Act of 1933

              SENIOR RETIREMENT COMMUNITIES, INC.
         (Name of small business issuer in its charter)

  Louisiana                  8261                  72-1394159
---------------         ---------------          --------------
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction of            Industrial          Identification Number)
incorporation or      Classification Code
organization)                Number)


                       507 Trenton Street
                  West Monroe, Louisiana 71291
                         (318) 323-2115
                    -----------------------
                 (Address and telephone number
                of principal executive offices)

                       507 Trenton Street
                  West Monroe, Louisiana 71291
                    -----------------------
            (Address of principal place of business
            or intended principal place of business)

                   Joanne M. Caldwell-Bayles
                       507 Trenton Street
                  West Monroe, Louisiana 71291
                         (318) 323-2115
                    -----------------------
                  (Name, address and telephone
                  number of agent for service)

                  Copies of communications to:

                       Clay Carroll, Esq.
                     525 East Court Avenue
                   Jonesboro, Louisiana 71251
                         (318) 259-4184

                     Michael G. Quinn, Esq.
                    154 North Topeka Street
                     Wichita, Kansas 67202
                         (316) 267-0377

                         William Martin
                  MMR Investment Bankers, Inc.
                  550 North 159th Street East
                           Suite 300
                     Wichita, Kansas 67230
                         (316) 733-5081
                    -----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pusuant to Rule 462(b) under the Securities Act, please check the following box and list the Securitis Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is a post-effective amendment filed purusant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                CALCULATION OF REGISTRATION FEE
==============================================================================

                              Proposed       Proposed
 Title of       Dollar        maximum        maximum
securities      amount        offering       aggregate
  being         to be        price per       offering       Amount of
registered    registered       unit           price (1)   registration fee
----------     ----------    ---------      ----------      ----------
 First        $9,000,000       100%         $9,000,000      $2,727.27
Mortgage
 Bonds

==============================================================================

(1)  The securities to be offered may be purchased in amounts of $250 or more.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
==============================================================================

        Exhibit
        Number       Description
        1(a)  *      Form of Underwriting Agreement
        1(b)  *      Form of Selling Group Agreement
        1(c)  *      Form of Proceeds Escrow Agreement
        3(a)  *      Articles of Incorporation
        3(b)  *      Constitution and By-Laws
        4(a)  *      Specimen of Bond Certificate
        4(b)  *      Form of Trust Indenture
        4(c)  *      Lienholders Agreement
        5(a)  *      Opinion of Bobby L. Culpepper, Esq.
        10(a) *      Construction Management Contract - Ruston Facility
        10(b) *      Construction Management Contract - Bossier City Facility
        10(c) *      Construction Management Contract - Shreveport Facility
        10(d) *      Construction Loan Agreement - Ruston
        10(e) *      Management Agreement
        10(f) *      Construction Loan Agreement - Bossier City
        10(g) *      Construction Loan Agreement - Shreveport
        23(a) **     Consent of William R. Hulsey, CPA
        23(b) *      Consent of Bobby L. Culpepper, Esq.
        23(c) *      Consent of Appraiser - Ruston
        23(d) *      Consent of Appraiser - Bossier City
        23(e) *      Consent of Appraiser - Shreveport
        99(a) *      Appraisal - Ruston
        99(b) *      Appraisal - Bossier City
        99(c) *      Appraisal - Shreveport
        99(e) *      Environmental Report - Ruston
        99(f) *      Environmental Report - Bossier City
        99(g) *      Environmental Report - Shreveport

         *     Filed previously
         **    Filed herewith

                            SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant, Senior Retirement Communities, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of West Monroe, State of Louisiana, on
this  18th  day of     June          , 1998.
     ------        ------------------

                                   Senior Retirement Communities, Inc.


                                   By: /S/ JOANNE M CALDWELL-BAYLES
                                       --------------------------------_
                                         Joanne. M. Caldwell-Bayles
                                          Chief Executive Officer




     In accordance with the requirement of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities
indicated on    June 18th  , 1998.
             --------------

Signature                          Title

/S/JOANNE M CALDWELL-BAYLES
---------------------------------  President, Chief Executive Officer,
Joanne M. Caldwell-Bayles          Chief Financial Officer and Chairman of
                                   the Board


/S/RAYMOND L NELSON
---------------------------------- Vice-President and Director
Raymond L. Nelson


/S/JEAN GAFFNEY NELSON
---------------------------------- Director
Jean Gaffney Nelson